CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of FRANKLIN INTERNATIONAL TRUST

We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement of Franklin International Trust, on Form N-1A (File No. 33-41240 of our report dated November 30, 1995 on our audit of the financial statements and financial highlights of Franklin International Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1995, which is incorporated by reference in the Registration Statement.



                                /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.




San Francisco, California
December 27, 1995